Jim Miles
                                                              SECRETARY OF STATE
                                                                     FILED
                                                                  MAY 13 1996
                                                                   11:00 AM

                   STATE OF SOUTH CAROLINA SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

      Pursuant ss.Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.    The name of the corporation is SILVESTRI CORPORATION OF SOUTH CAROLINA

2. On May 7, 1996, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

              (Type or attach the complete text of Each Amendment)

            Upon filing of Articles of Amendment with the South Carolina Secretary of State, the name of the Corporation shall be changed from Silvestri Corporation of South Carolina to Silvestri, Inc. of South Carolina.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

            N/A

4.    Complete either a or b, whichever is applicable.

      a. |_| Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

          Number of     Number of         Number of Votes  Number of Undisputed*
Voting    Outstanding   Votes Entitled    Represented at   Shares Voted
Group     Shares        to be Cast        the meeting      For           Against
-----     ------        ----------        -----------      ---------------------

                                        CERTIFIED TO BE A TRUE AND CURRENT COPY
                                          AS TAKEN FROM AND COMPARED WITH THE
                                           ORIGINAL ON FILE IN THIS OFFICE.

                                                       MAY 13 1996

                                                     /s/ Jim Miles
                                           ------------------------------------
                                           SECRETARY OF STATE OF SOUTH CAROLINA

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

      b. |X| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
             Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)): ___________


DATE  May 7, 1996                       Silvestri Corporation of South Carolina
                                        ----------------------------------------
                                                (Name of Corporation)


                                        By: /s/ Robert M. Kunes
                                            ------------------------------------
                                                 (Signature)


                                            Robert M. Kunes, Incorporator
                                            ------------------------------------
                                              (Type or Print Name and Office)

                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must by filed.

2. If the space in this form in insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

        Filing Fee                           $ 10.00
        Filing tax                            100.00
        Total                                $110.00